UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K/A

 _______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
July 17, 2017 (June 1, 2017)

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RealPage, Inc.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-34846	75-2788861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Lakeside Blvd. Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 820-3000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K filed by RealPage, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 7, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Stockholders held on June 1, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers (“say-on-pay”). No other changes are being made to the Original Form 8-K.

Item 5.07      Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say on pay votes held at the 2017 Annual Meeting, 36,568,212 shares voted for a frequency period of one year, 3,742 shares voted for two years, 36,237,815 shares voted for three years, 129,617 shares abstained and there were 3,669,568 broker non-votes. The Company has considered the outcome of this advisory vote and has determined that the Company will hold future say-on-pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say-on-pay votes. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company's 2023 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ David G. Monk
David G. Monk Executive Vice President, Chief Legal Officer and Secretary
Date: July 20, 2017